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Exhibit 32

Section 1350 Certification

        The undersigned, the Chief Executive Officer and the Chief Financial Officer of Regal Entertainment Group, a Delaware corporation (the "Company"), each hereby certifies that, to his/her knowledge on the date hereof:

          (a)   the Form 10-K of the Company for the fiscal year ended December 30, 2010, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (b)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2011	/s/ AMY E. MILES Amy E. Miles Chief Executive Officer (Principal Executive Officer)
Date: February 28, 2011	/s/ DAVID H. OWNBY David H. Ownby Chief Financial Officer (Principal Financial Officer)

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  Exhibit 32
Section 1350 Certification